Exhibit 10.(a)2



                                 CONFIDENTIALITY

     THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is executed and delivered on this 17th day of December 2004, by and between Silistra Municipality, (herein after SILISTRA) a municipality in Bulgaria, with offices at 33, Simeon Veliki Str., Silistra 7500, Bulgaria, and Biosphere Development Corp., (hereinafter
BDC) a subsidiary of Global  Environmental Energy Corp (NASDAQ OTCBB: GEEC; DAX:
LFT) located at Magna Carta Court Nassau Bahamas.

WITNESSETH:

     WHEREAS, SILISTRA together with its, affiliates, assigns and designees, would like to enter into discussions with BDC which discussions are intended to lead to the formation of a Joint Venture Company (hereinafter "JVC") on terms to be agreed between BDC and SILISTRA,

     WHEREAS, SILISTRA and BDC, via the intended JVC intend to employ BDC's supply Biosphere(TM)Technology,

     WHEREAS, in connection with same, BDC may disclose to SILISTRA certain confidential information, referred to herein as the "Confidential Information".

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Restriction on Use of Confidential Information.

     SILISTRA agrees to receive the Confidential Information in confidence, and agrees not to use the Confidential Information for any purpose, other than to fulfill its obligations to BDC.

Restriction on Disclosure of Confidential Information.

     SILISTRA agrees not to disclose the Confidential Information to any third party, other than (a) to SILISTRA's agents and employees (the "Representatives") who have a need to know the Confidential information, provided that each such Representative receiving any of the Confidential Information shall be advised of the confidential nature of same and shall be under the same obligation of maintaining such information in confidence either by reason of his or her employment by Subcontractor or by reason of a valid and enforceable Confidentiality Agreement between Subcontractor and its Representatives, or (b) to governmental or regulatory authorities upon subpoena or similar process or request; or (c) as otherwise required by law, without the prior written consent of BDC.

Compelled Disclosure.

     SILISTRA agrees that if it or its Representatives are legally compelled to disclose any portion of the Confidential Information, by oral questions, interrogatories, requests for production of documents, subpoena, civil investigative demand or similar process, SILISTRA shall promptly notify BDC so that either party may seek an appropriate protective order. SILISTRSA acknowledges that GCCE as the parent of Biosphere will filed all required paper work with the SEC upon the signing of this agreement.

Return of Confidential Information.

     SILISTRA agrees that upon written request of BDC at any time, SILISTRA shall promptly return to BDC all copies in whatever form of all Confidential Information and shall promptly destroy all notes, summaries and other materials incorporating, analyzing or summarizing such Confidential Information.

Indemnity.

     SILISTRA agrees to protect, defend, indemnify and hold BDC harmless from and against any and all lawsuits, liabilities, damages, costs and expenses (including attorneys fees and costs) incurred or sustained by SILISTRA as a result of any action taken by BDC or its Representatives.

     The obligations set forth above regarding Confidential Information shall not apply to information, which SILISTRA can show:

     a. was at the time of its disclosure to SILISTRA hereunder, or thereafter became without fault on the part of SILISTRA or its Representatives, a part of the public domain through publication or otherwise;

     b. was in SILISTRA's possession prior to its disclosure by BDC hereunder as evidenced by written records kept in the ordinary course of business by SILISTRA or by proof of actual prior use by SILISTRA, and was not acquired by SILISTRA directly or indirectly from BDC or from any third party under an obligation of confidentiality; or

     c. is, subsequent to the disclosure to SILISTRA hereunder, disclosed to SILISTRA without obligation of confidentiality by a third party who did not acquire the same, directly or indirectly, from BDC or any third party under an obligation of confidentiality. An individual feature of the Confidential Information shall not be considered within the above exceptions merely because the feature is embraced by more general information within the exceptions. A combination of features of Confidential Information shall not be considered within the above exceptions unless the combination itself and its principle of operation are within the exceptions.

Governing Law.

     This Agreement, and its validity, construction and effect, shall be governed by the laws of the Commonwealth of the Bahamas.

Severability.

     In the event that any term, condition or provision of this Agreement is held to be unenforceable by any court or other duly constituted legal authority, the remainder of this Agreement shall remain in full force and effect.

Survival.

     Except as otherwise provided herein, the terms and provisions of this Agreement shall indefinitely survive the termination or expiration of and relationship between BDC and SILISTRA.

Exchange.

     It is agreed between the parties hereto that this agreement may be exchanged by facsimile.


Executed and effective as of the date first set forth hereinabove.

The Municipality of Silistra

                                                                       Witnessed
By: /s/Mr Ivo Andonov
   -------------------------
Mr Ivo Andonov,
Mayor of Silistra
For and on behalf of
The Municipality of Silistra.
Dated:




Biosphere Development Corp.
                                                                       Witnessed

By:/s/C.A. McCormack
  -------------------------
Dr. C. A. McCormack
President & Chief Executive Officer
Biosphere Development Corp.
For and on behalf of
Biosphere Development Corp.
Dated: